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                                                                    EXHIBIT 23-1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-02105 and 333-02107 on Form S-8; 333-47139, and 333-45281 on Form S-3 and
Post-Effective Amendment No. 1 to Registration Statement No. 33-21930-99 on Form S-8 of MCN Energy Group Inc., of our report dated March 13, 2001, appearing in the Annual Report on Form 10-K of MCN Energy Group Inc. for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

Detroit, Michigan
March 13, 2001